Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media Announces First Quarter 2007 Release and Earnings Call

Fairport, NY. May 4, 2007 - GateHouse Media, Inc. (NYSE: GHS) announced today that it plans to release its first quarter 2007 financial results after the market closes on Monday, May 14, 2007. The Company has scheduled a conference call to discuss results on May 15, 2007 at 10:00 AM EDT. The conference call can be accessed by dialing (800) 817-2743 (from within the U.S.) or (913) 981-4915 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “GateHouse Media First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at http://www.gatehousemedia.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EDT on May 22, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) please reference access code “817-4458.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 84 daily publications. GateHouse Media currently serves local audiences of more than 9 million per week across 19 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit http://www.gatehousemedia.com.